Execution Version

                          FORM OF STOCKHOLDER AGREEMENT

                  This STOCKHOLDER AGREEMENT (this "Agreement"), dated as of July 28, 2000, is entered into by and between the undersigned stockholder (the "Stockholder Party") of Darius Corp., a corporation organized under the laws of Delaware (the "Company"), and Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel Networks").

                  WHEREAS, simultaneously with the execution of this Agreement, Nortel Networks, Darius Corp., a wholly owned subsidiary of Nortel Networks ("Sub"), and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing, among other things, for the merger of Sub with and into the Company (the "Merger"); and

                  WHEREAS, as of the date hereof, the Stockholder Party is the Beneficial Owner (as defined below) of the shares of common stock, par value $0.001 per share, of the Company ("Common Stock") set forth in Schedule I hereto (the "Owned Shares"); and

                  WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and incurring the obligations set forth therein, Nortel Networks has required that the Stockholder Party enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Certain Definitions. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

                  "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Stockholder Party, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

                  "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

                  "Beneficial Owner" with respect to any securities means a Person who has Beneficial Ownership of such securities.

                  "Shares" mean the Owned Shares and any shares of Common Stock the Beneficial Ownership of which is acquired in any manner by the Stockholder Party (including without limitation, pursuant to the exercise of existing stock options or warrants) after the date hereof.

                  "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

                  2. No Disposition or Solicitation.

                  (a) The Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement, such party will not Transfer or agree to Transfer any of the Shares other than with Nortel Networks' prior written consent, or grant any proxy or power-of-attorney with respect to the Shares other than pursuant to this Agreement; provided, that nothing in this Agreement shall prohibit the Stockholder Party from (a) exercising any option to purchase shares of Common Stock, or (b) effecting any Transfer of Shares (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of the Stockholder Party, or any trust, limited partnership or other similar entity the Beneficial Ownership of which is held by the Stockholder Party or such family members (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Nortel Networks, to be bound by the terms of this Agreement to the same extent as the Stockholder Party is bound.

                  (b) The Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement or, solely in the Stockholder Party's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement, the Stockholder Party will not directly or indirectly solicit, initiate, or knowingly encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal.

                  (c) The Stockholder Party agrees that, except for communications made in the course of such party's duties as an officer or director of the Company or unless required by applicable law, neither the Stockholder Party nor any of such party's Affiliates shall make any press release or public announcement with respect to Nortel Networks or this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Nortel Networks.

                  3. Stockholder Vote. The Stockholder Party agrees that (i) at such time as the Company conducts a meeting of or otherwise seeks a vote or consent of its stockholders for the purpose of adopting the Merger Agreement (such meeting or any adjournment thereof, or such consent process, the "Company Meeting"), the Stockholder Party will vote, or provide a consent with respect to, all issued and outstanding shares of Common Stock over which the Stockholder Party has voting power ("Voting Shares") in favor of the adoption of the Merger Agreement, provided that the Stockholder Party shall not be required to vote for, or provide a consent with respect to, any action that would reduce the number of Nortel Networks Common Shares to be received by the Stockholder Party in respect of such party's Common Stock in the Merger, and (ii) the Stockholder Party will (at any meeting of stockholders) vote the Voting Shares against, and will not consent to, any Acquisition Proposal or any action that would delay, prevent or frustrate the transactions contemplated by the Merger Agreement.

                  Without limiting the foregoing, it is understood that the obligations under clause (i) above shall remain applicable in respect of each meeting of stockholders of the Company duly called for the purpose of adopting the Merger Agreement regardless of the position of the Company Board as to the Merger at the time of such meeting, and that the obligations under clause (ii) above shall continue until the termination of this Agreement in accordance with
Section 9.

                  4. Reasonable Efforts to Cooperate. The Stockholder Party will provide any information reasonably requested by the Company, Nortel Networks or Sub for any regulatory application or filing made or approval sought for the transactions contemplated by the Merger Agreement (including filings with the SEC).

                  5. Irrevocable Proxy. (a) In furtherance of the agreements contained in Section 3 of this Agreement, the Stockholder Party hereby irrevocably grants to, and appoints, Nortel Networks and any designees of Nortel Networks, and each of them individually, the Stockholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder Party, to vote all Voting Shares, or grant a consent or approval in respect of the Voting Shares, or execute and deliver a proxy to vote the Voting Shares, (x) subject to the proviso set forth in clause
(i) of the first paragraph of Section 3, in favor of the adoption of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (y) against any Acquisition Proposal or any other matter referred to in clause (ii) of the first sentence of Section 3 hereof.

                  (b) The Stockholder Party represents and warrants to Nortel Networks that any proxies heretofore given in respect of the Voting Shares are not irrevocable, and hereby revokes any such proxies.

                  (c) The Stockholder Party hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with, and in consideration of, the execution of the Merger Agreement by Nortel Networks and Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder Party under this Agreement. The Stockholder Party hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder Party hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 218 of the DGCL. The proxy granted in this Section 5 shall remain valid until terminated pursuant to
Section 9 hereof.

                  6. Covenant of Stockholder Party. The Stockholder Party agrees to take all reasonable action to (i) permit (x) the Shares to be acquired in the Merger and (y) the voting of the Voting Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of the Shares from exercising their rights under such pledge.

                  7. Representations, Warranties and Covenants of Stockholder Party. The Stockholder Party hereby represents and warrants to, and agrees with, Nortel Networks as follows:

                  (a) The Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his obligations hereunder.

                  (b) This Agreement has been duly and validly executed and delivered by the Stockholder Party and constitutes the valid and binding agreement of the Stockholder Party, enforceable against the Stockholder Party in accordance with its terms except to the extent limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights or (ii) general equity principles, whether considered at law or in equity.

                  (c) Subject to applicable community property laws, the Stockholder Party is the sole Beneficial Owner of the Owned Shares. The Stockholder Party has good and marketable title (which may include holding in nominee or "street" name) to all of the Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by this Agreement and restrictions on Transfer under applicable securities laws). The Owned Shares constitute all of the capital stock of the Company Beneficially Owned by the Stockholder Party and neither the Stockholder Party nor any of such party's Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

                  (d) Neither the execution and delivery of this Agreement by the Stockholder Party nor the consummation of the transactions contemplated hereby will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by the Stockholder Party under any mortgage, bond, indenture, agreement, instrument or obligation to which the Stockholder Party is a party or by which the Stockholder Party or any of the Shares is bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on the Stockholder Party; or (iii) constitute a violation by the Stockholder Party of any law or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of the Stockholder Party to perform the party's obligations under this Agreement.

                  8. Representations and Warranties of Nortel Networks. Nortel Networks represents and warrants to the Stockholder Party that Nortel Networks has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Nortel Networks will not constitute a violation of, conflict with or result in a default under, (i) any contract, understanding or arrangement to which Nortel Networks is a party or by which it is bound or require the consent of any other Person or any party pursuant thereto, (ii) any judgment, decree or order applicable to Nortel Networks, or (iii) any law, rule or regulation of any governmental body, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of Nortel Networks to perform its obligations under this Agreement; and this Agreement constitutes a legal, valid and binding agreement on the part of Nortel Networks, enforceable against Nortel Networks in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Nortel Networks of this Agreement and the consummation by Nortel Networks of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Nortel Networks and no other corporate proceedings on the part of Nortel Networks are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Nortel Networks.

                  9. Termination. This Agreement (including the proxy referred to herein) shall terminate upon the earliest to occur of (a) the Effective Time,
(b) the termination of the Merger Agreement (unless Nortel Networks is or may be entitled to receive a Termination Fee under the Merger Agreement following such termination), and (c) 30 days following the termination of the Merger Agreement in the event that Nortel Networks is or may be entitled to receive a Termination Fee under the Merger Agreement following such termination; provided that, during such 30 day period, the Stockholder Party shall be permitted to make sales of Shares in broker transactions effected through the Nasdaq Stock Market. No such termination shall relieve any party from liability for any breach of this Agreement prior to termination.

                  10. Miscellaneous.

                  (a) This Agreement represents the entire understanding of the parties hereto with reference to the subject matter hereof and supersedes any and all other oral or written agreements and understandings among the parties heretofore made.

                  (b) The Stockholder Party agrees that this Agreement and the respective rights and obligations of such Stockholder Party hereunder shall attach to all Common Stock, and all securities convertible into such shares, that become Beneficially Owned by the Stockholder Party.

                  (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that Nortel Networks may assign any or all rights under this Agreement to Sub or any other Subsidiary of Nortel Networks. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that Nortel Networks may waive compliance by the Stockholder Party with any representation, agreement or condition otherwise required to be complied with by the Stockholder Party under this Agreement or release the Stockholder Party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing executed by Nortel Networks.

                  (f) All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) upon delivery if personally delivered or (b) three Business Days after being mailed by registered or certified mail (return receipt requested) or (c) one Business Day after being delivered by overnight courier or by facsimile (with confirmation) to such party at its address or facsimile set forth below or such other address or facsimile as such party may specify by notice to the parties hereto.

                        (i) In the case of the Stockholder Party, to the address
                  set forth beside his, her or its name on Schedule I hereto;
                  and

                       (ii) If to Nortel Networks, to:

                                Nortel Networks Corporation
                                8200 Dixie Road, Suite 100
                                Brampton, Ontario
                                Canada L6T 5P6
                                Attention: Corporate Secretary
                                Fax: (905) 863-8386
                                Phone: (905) 863-0000

                        with a copy to:

                                Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                                New York, New York 10006
                                Attention: Victor I. Lewkow, Esq.
                                           Paul J. Shim, Esq.
                                Fax: (212) 225-3999
                                Phone:(212) 225-2000

                  (g) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

                  (h) The Stockholder Party acknowledges and agrees that in the event of any breach of this Agreement, Nortel Networks would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (i) the Stockholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (ii) Nortel Networks shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement and (iii) specific performance of this Agreement shall be the exclusive remedy for any breach by the Stockholder Party of such party's obligations under Section 2 hereof (it being understood that this clause (iii) shall in no way limit Nortel Networks' rights and remedies against the Company under the Merger Agreement).

                  (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (j) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (except that matters of corporate law and fiduciary duties shall be governed by the laws of the State of Delaware).

                  (k) The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  (l) This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                  (m) The spouse of the Stockholder Party, if any (the "Spouse"), by executing the Spousal Consent attached hereto as Annex A, agrees to be bound in all respects by the terms of this Agreement to the same extent as the Stockholder Party. The Spouse further agrees that should he or she predecease or become divorced from the Stockholder Party, any of the Common Shares in which he or she may have an interest shall remain subject to all of the restrictions and to all of the rights of the Company as contained in this Agreement. Whenever reference is made in this agreement to "Shares", "Owned Shares" or "Voting Shares", unless the context clearly requires otherwise, such reference will include any community property or other interest of the Spouse, if any, in such Shares, Owned Shares or Voting Shares.

                  11. Stockholder Capacity. The Stockholder Party, to the extent such party is or becomes during the term hereof a director or officer of the Company, does not make any agreement or understanding herein in such party's capacity as such director or officer. The Stockholder Party signs solely in such party's capacity as the record holder and/or beneficial owner of the Owned Shares and Voting Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by the Stockholder Party in such party's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

                  12. Further Assurances. From time to time, at Nortel Networks' reasonable request and without further consideration, the Stockholder Party shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    NORTEL NETWORKS CORPORATION

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:



                                    STOCKHOLDER PARTY




                                    --------------------------

                                                              Schedule I





                                STOCKHOLDER PARTY


NAME                      SHARES          VESTED AND           ADDRESS
                                          UNVESTED
                                          OPTIONS

                                                              Annex A


                                 SPOUSAL CONSENT


         The undersigned is fully aware of, understands, and fully consents to the provisions of this Agreement and its binding effect upon any community property or other interest that he or she may now or hereafter own in the Common Shares subject to this Agreement, and agrees that the termination of his or her marital relationship with the Stockholder Party for any reason, including his or her death, will not remove any Common Shares otherwise subject to this Agreement, from the coverage of this Agreement and that his or her awareness, understanding, consent, and agreement are evidenced by his or her signature to this Agreement.





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